                                                                  Exhibit 10.123


                         NOTE MODIFICATION AGREEMENT

            THIS NOTE MODIFICATION AGREEMENT (this "Agreement"), dated as of February 13, 1997, is made by and between BANKERS TRUST COMPANY, a New York banking corporation ("Lender"), and 527 MADISON HOLDINGS, a New York general partnership ("Borrower").

                            W I T N E S S E T H :

            WHEREAS, Borrower is the owner of certain real property situated in the City of New York, and commonly known as 527 Madison Avenue, New York, New York (the ("Mortgaged Property");

            WHEREAS, Lender is considering acquiring that certain loan in the principal amount of $35,000,000 (the "Loan") made to Borrower, which Loan is evidenced by the Amended and Restated Demand Note described on Exhibit A attached hereto (the "Existing Note"), and which Loan is secured by, among other things, the mortgage (the "Existing Mortgage") and the assignment of leases and rents (the "Assignment of Leases") described in Exhibit B attached hereto; and

            WHEREAS, Lender is unwilling to acquire the Loan unless Borrower executes and delivers (i) this Agreement modifying the terms of the Existing Note, as assigned to Lender, and (ii) an agreement modifying the Existing Mortgage to reflect the terms of this Agreement (the Existing Note, as modified hereby, the "Notes"; the Existing Mortgage, as modified, the "Mortgage"; and the Note, the Mortgage and the Assignment of Leases, collectively, the "Loan Documents"); and

            WHEREAS, Borrower desires to execute this Agreement for the purpose of modifying the Note on the terms provided for herein and to deliver the same to Lenders in order to induce Lender to acquire the Loan.

            NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, and in order to induce Lender to acquire the Loan, Borrower, hereby agrees as follows:

      SECTION 1. DEFINITIONS

      As used in this Agreement the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

      "Additional Amounts" shall have the meaning ascribed thereto in Section 2.1(c) hereof.

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                                      -2-


      "Additional Eurodollar Interest" shall have the meaning ascribed thereto in Section 2.1(b) hereof.

      "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which state or national banks in the City of New York, New York are authorized, or obligated, by law or executive order to be closed.

      "Default Rate" shall mean the per annum interest rate equal to the lesser of (i) the highest rate permitted by applicable law to be charged on commercial mortgage loans, and (ii) the applicable interest rate then payable under the Note plus three percent (3%) per annum.

      "Eurodollar Interest Period" shall mean two (2) successive periods, the first of which shall commence on the date hereof and end on April 14, 1997, and the second of which shall commence on April 14, 1997 and end on May 13, 1997 (provided such Eurodollar Interest Period is available to Lender).

      "Eurodollar Rate" shall mean one quarter percent (.25%) per annum above the Offered Rate.

      "Event of Default" shall have the meaning set forth in the Mortgage.

      "Maturity Date" shall mean May 13, 1997.

      "Offered Rate" shall mean the offered quotation, if any, to first-class banks in the Eurodollar market by Lender for United States dollar deposits of amounts comparable to the Principal Amount with maturities comparable to the Eurodollar Interest Period for which the applicable Eurodollar Rate will apply as of approximately 10:00 a.m. (New York City time) two (2) Business Days prior to the first day of the applicable Eurodollar Interest Period.

      "Person" means any individual, corporation, partnership, joint venture, estate, trust, limited liability company, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

      "Prime Rate" shall mean the per annum rate of interest which Lender announces from time to time as its "Prime Rate". The Prime Rate is only a reference rate and is not intended to signify a "best" or "lowest" rate. Lender may make loans at rates which are the same, greater or lower than the Prime Rate.

      SECTION 2.  NOTE PAYMENTS

      2.1. Note Payments. Payments under the Note shall be due and payable as follows:

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                                      -3-


            (a) Except as specifically set forth herein, interest on the entire principal amount of the Loan shall accrue at the Eurodollar Rate and shall be due and payable monthly, in arrears on the first day of each and every calendar month (for the prior month). The entire principal balance of the Loan shall be due and payable on the Maturity Date.

            (b) Additional interest ("Additional Eurodollar Interest") on the Principal Amount shall be payable on the last day of each Eurodollar Interest Period, at an annual rate of interest equal, at all times during such Eurodollar Interest Period, to the excess of (i) the rate obtained by dividing the Offered Rate for such Eurodollar Interest Period by a percentage equal to 100% , minus the reserve percentage applicable during such Eurodollar Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage is so applicable, minus the daily average for such percentages for those days in such Eurodollar Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any marginal reserve requirement) for Lender in respect of liabilities or assets consisting of or including Eurocurrency liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time), over (ii) the Offered Rate for such Eurodollar Interest Period. A certificate as to the amount of any such Additional Eurodollar Interest due hereunder prepared by Lender and submitted to Borrower shall be conclusive as to the matters set forth therein, absent manifest error. The Note shall not be deemed to have been paid and/or satisfied in full until all Additional Eurodollar Interest payable hereunder shall have been paid. In addition to all payments of interest due hereunder, Borrower shall, from time to time, during any Eurodollar Interest Period in which the Eurodollar Rate is in effect hereunder, pay to Lender upon demand by Lender, additional amounts (the "Additional Amounts") sufficient to compensate Lender for (i) any loss, cost or expense incurred by reason of the liquidation or reemployment of deposit or other funds acquired by Lender, or incurred by reason of Lender's failure to acquire deposits or funds it shall have arranged to acquire, to fund or maintain the Principal Amount during any Eurodollar Interest Period as a result of (a) any payment or prepayment of all or any portion of the Principal Amount of the Note, whether voluntary or involuntary (including, without limitation, any payment or prepayment resulting from an acceleration of the Note), or (b) any involuntary conversion, from the Eurodollar Rate to the Prime Rate on a day other than a day on which such conversion is otherwise permitted under the terms hereof ; and (ii) any increased costs incurred by Borrower as a result of (a) the introduction of, or any change in, any law or regulation applicable to loans made at the Eurodollar Rate (including any change in the reserve requirements applicable thereto), or
(b) Lender's compliance with any guideline or request applicable to loans made at the Eurodollar Rate which may be issued after the date hereof by any central bank or other governmental authority with respect to banks or financial institutions generally (without regard to whether such guideline or request has the force of law). Lender's certificate as to any Additional Amounts which become due and payable by Borrower hereunder shall be conclusive with respect to the Additional Amounts described therein, absent manifest error. The Note shall not be deemed to have been paid and/or satisfied in full until all Additional Amounts payable hereunder shall have been paid.

            (c) The entire Principal Amount, together with all accrued and unpaid interest and any other charges due hereon shall be due and payable on the Maturity Date.

            (d) To the extent any payments are or become due and payable under the Note or any of the other Loan Documents on a day which is not a Business Day, such payments are and shall be due and payable on the next succeeding Business Day.

      2.2. Unavailability of Eurodollar Rate. If at any time Lender determines that (i) by reason of the introduction of any applicable law or any change in the interpretation or application of any existing law by any authority charged with the interpretation or application thereof (including reserve, capital adequacy, asset ratio or similar requirements), or by reason of any judgment or order of any competent court, tribunal or authority (whether or not having the force of law), or by reason of any assertion of any central bank or other governmental authority in the United States or in Europe, it is unlawful for Lender to obtain funds in the Eurodollar market in order to fund or maintain the Principal Amount hereof bearing interest at the Eurodollar Rate, (ii) any sum received or receivable by it under the Note or the effective dollar return to Lender under the Note is or will be reduced, or Lender will make or will be required to make any payment (except on account of tax on its overall net income) or will forego or will be required to forego any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under the Note, or (iii) by reason of circumstances affecting the Eurodollar market, it is unable to obtain matching deposits in the Eurodollar market at or about 10:00 A.M. on the first day of any Eurodollar Interest Period in sufficient amounts to fund or maintain the Principal Amount bearing interest at the Eurodollar Rate; then, in any of such events set forth in clauses (i) through (iii) above, the Eurodollar Rate shall automatically thereupon be converted to the Prime Rate, and Lender shall promptly notify Borrower in writing of such conversion; provided, however, that the Eurodollar Rate shall be reinstated, if, in the determination of Lender and its counsel, the aforedescribed condition causing such termination shall cease to affect the transactions contemplated herein.

      2.3. Prepayments. Borrower shall have the right to prepay, without premium or penalty, the Note, in whole but not in part, on any Payment Date upon not less than ten (10) days' prior written notice to Lender; provided, however, that Borrower shall pay to Lender at the time of such prepayment all accrued but unpaid interest due hereunder, all Additional Eurodollar Interest, all Additional Amounts and all charges, amounts, other sums then due and payable under the note and the Loan Documents.

      2.4. Invalidity of Payments. To the extent that Borrower makes any payment or Lender receives any payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or, preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

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                                      -5-


      2.5. Default Rate. Time is of the essence with respect to the times set forth herein for the repayment of the Principal Amount and the interest thereon. During the continuance of an Event of Default, the rate of interest to be paid on the Principal Amount and all such other amounts shall be increased to the Default Rate. To the extent permitted by law, interest shall continue to accrue at the Default Rate, notwithstanding the issuance of a judgment of foreclosure and sale. The foregoing provisions shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under the Mortgage or any other Loan Document.

      2.6. Payments and Computations. All payments made pursuant to the Note shall be made by wire transfer to Lender's office, and with respect to any such payment, the same shall be received by Lender before 1:00 p.m., Eastern Standard Time, in order to be credited as a payment received that date. All payments shall be in such freely transferable coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. All computations of interest under the Note shall be made by Lender on the basis of a year of 360 days, as the case may be for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all Purposes, absent manifest error. All payments made to Lender shall be applied against amounts then due and payable under this Agreement in the following order or in such other order as Lender shall deem appropriate: (a) reimbursable expenses; (b) any fee; (c) accrued interest on amounts in default; (d) accrued interest on the Loan; and (e) repayment of the Loan.

      2.7. Payment on Nonbusiness Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of New York, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

      SECTION 3. REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

            (a) The execution, delivery and performance by Borrower of this Agreement is within Borrower's powers and do not contravene any law or any contractual restriction binding on or affecting Borrower, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties.

            (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement.

            (c) There is no pending or, to the best of their knowledge, threatened action or proceeding affecting Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition of Borrower or which purports to affect the legality, validity or enforceability of this Agreement or any Loan Document to which Borrower will be a party.

      SECTION 4. RIGHT OF SETOFF

      Upon the occurrence and during the continuance of any Event of Default Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any account maintained with Lender by the then owner of the Mortgaged Property against any and all of the obligations of Borrower now or hereafter existing under the Loan Documents, whether or not Lender shall have made any demand under such Loan Document and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

      SECTION 5. NOTICES

      All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed first class, postage prepaid, sent by certified or registered mail, return receipt requested, telecopied, telegraphed, telexed, cabled or delivered by messenger or overnight courier to it, at the following addresses:

if to Borrower:                            527 Madison Holdings
                                           c/o Louis Dreyfus Property Group
                                           405 Lexington Avenue
                                           New York, New York 10174
                                           Attention:  David Shepherd

with a copy to:                            Battle Fowler LLP
                                           75 East 55th Street
                                           New York, New York 10022
                                           Attention: Kenneth J. Friedman, Esq.
                                           Fax: (212) 856-7802

if to Lender:                              Bankers Trust Company
                                           280 Park Avenue
                                           21st Floor
                                           New York, New York 10017
                                           Attention: Alexander B.V. Johnson
                                                      Managing Director
                                           Fax: (212) 454-1733
with a copy to:                            Willkie Farr & Gallagher
                                           One Citicorp Center
                                           153 East 53rd Street
                                           New York, New York  10022-4677
                                           Attention:  Monty Davis, Esq.
                                           Fax: (212) 821-8111

or, as to any of such parties, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, or delivered by messenger or overnight courier, be effective three (3) days after deposited in the mails, or when telecopied, delivered to the telegraph company, confirmed by the telex answerback or delivered to the cable company, or when delivered (or when proper delivery is refused), respectively.

      SECTION 6. EXCULPATION; RELEASE OF BORROWER

      6.1 Lender agrees that upon receipt of an assumption agreement in the form of Exhibit C annexed hereto made by Borrower's transferee of the Mortgaged Property and/or an affiliate of Borrower's transferee of the Mortgaged Property (it being understood that the Mortgage may be assumed by Borrower's transferee of the Mortgaged Property and that the Note may be assumed by an affiliate of Borrower's transferee of the Mortgaged Property) which has been duly executed and delivered, Borrower shall be released from any and all of its obligations under the Note, the Mortgage and the Loan Documents. It is the intention of the parties hereto that the foregoing release be self-operative without the need for delivery of any instrument by Lender to Borrower but Lender shall execute a release promptly upon the request of Borrower and deliver same to Borrower.

      6.2 Notwithstanding any other provision of any of the Loan Documents to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of the Indebtedness (as defined in the Mortgage), including, without limitation, the principal of, premium, if any, or interest on the Note, or for the performance of any obligation under or any claim for damages or otherwise based on any of the Loan Documents or lm otherwise in respect hereof, against Borrower or any of its assets, other than the Mortgaged Property, or against any partner of Borrower or any officer, member, director, partner or shareholder of any partner of Borrower (collectively, the "Released Parties"), nor shall any of such parties be personally liable for any such amounts or claims, or liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies hereunder or under any other Loan Document against such parties with respect to such amounts and claims or the performance of Borrower's obligations hereunder or under the other Loan Documents shall be against the Mortgaged Property and any other security for the Indebtedness, and that all such liability of such parties is and is to be by the acceptance hereof expressly waived and released as a condition of, and as consideration for, the execution of this Agreement, and Lender agrees that no action, case or proceeding shall be brought wherein any judgment in the nature of a deficiency judgment or other judgment for the payment of money shall be sought, collected or otherwise obtained against any Released Party, and Lender for itself and its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against all Released Parties under or by reason of or in connection with the Loan Documents. Lender agrees that any fraud alleged against any transferee owner of the Mortgaged Property will not give rise to any liability on the part of any Released Party hereunder or under any of the other Loan Documents. Lender hereby covenants and agrees not to name Borrower in any action pertaining to enforcement of the Note or the Mortgage except to the extent required by law in order to foreclose the Mortgage.

      SECTION 7. MISCELLANEOUS

      7.1. Amendments. No amendment or waiver of any provision of the Note or this Agreement, nor consent to any departure by Borrower under the Note or this Agreement therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      7.2. Amendment to Mortgage. At the request of Lender, Borrower shall execute and deliver an amendment to the Mortgage, which amendment shall reflect the modification of the maturity of the term of the Loan and contain such other terms and provisions of the Note as Lender may reasonably request.

      7.3. Further Assurances. Subject to the terms and conditions which govern the Loan and the respective rights and obligations of Borrower under the Note, the mortgagor under the Mortgage and Lender under the Note and the mortgagee under the Mortgage, such parties shall use their best efforts to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, the performance of such further acts or the execution and delivery of such further acts or the execution and delivery of any additional instruments or documents or amendment of instruments or documents, including without limitation, promissory notes and mortgages, as any party may reasonably request in order to carry out the purposes of this Agreement and the transactions contemplated hereby; provided that the foregoing shall not result in the increase of any obligation or liability of Borrower under the Note, the Mortgage or any other Loan Document and further, provided that from and after the date hereof, the actual out-of-pocket expenses incurred by Borrower under this Section shall be borne by Lender.

      7.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

      7.5. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

      7.6. Severability. In case any one or more of the provisions contained in this Agreement or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties hereto agree to negotiate in good faith either to replace any illegal, invalid or unenforceable provision so that, to the extent possible, the economic bargain of this Agreement and the other Loan Documents shall be preserved, or otherwise to amend this Agreement and/or the other Loan Documents to achieve such result.

      7.7. Successors and Assigns. If with Lender's consent, Borrower sells the Mortgaged Property to any person or entity, Lender will accept performance by Borrower's transferee of Borrower's obligations to Lender hereunder and under the Mortgage and the other Loan Documents as if Borrower's transferee were Borrower hereunder and notwithstanding that Borrower's transferee may not have expressly assumed Borrower's obligations hereunder.

      7.8. K Street Guaranty. All references in the Note to the "K Street Guaranty" are hereby delete therefrom.

      7.9. Reaffirmation. Except as modified and amended hereby, the Note shall remain unmodified and in full force and effect, the parties hereby ratifying and confirming the terms of the Note as modified and amended hereby.

      7.10. Transfer of the Loan. Lender agrees that without the consent of Borrower, which consent shall not be unreasonably withheld or delayed, Lender shall not transfer or sell the Loan to an entity other than a commercial bank, savings bank, insurance company or other financial institution. Without otherwise limiting the generality of the foregoing, as used herein, the term "financial institution" shall not include a pension fund manager or a real estate investment trust or a subsidiary or investment vehicle of any such entity. The foregoing agreement of Lender shall not be deemed to prohibit Lender from selling participation interests in the Loan provided Lender retains control of the management and administration of the Loan.

            IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed and delivered as of the date first above written.

                                    BORROWER

                                    527 MADISON HOLDINGS,

                                    a New York general partnership

                                    By: 527 MADISON AVENUE HOLDINGS INC.,
                                    partner

                                    By: [Signature Illegible]
                                        Name:

                                        Title: (Vice President)

                                    LENDER

                                    BANKERS TRUST COMPANY
                                    a New York banking corporation,

                                    By: /s/ Alexander B.V. Johnson
                                        ----------------------------
                                        Name: Alexander B.V. Johnson
                                        Title: (Managing Director)

                                    EXHIBIT A

                          The Amended and Restated Note

      o Amended and Restated Demand Note, dated July 24, 1996, made by 527 Madison Holdings in favor of Property Equity Corp.

                                   EXHIBIT B

                   The Mortgage and the Assignment of Leases

      o Amended and Restated Consolidated First Mortgage, Spreader, Modification, Extension, Consolidation and Security Agreement and Assignment of Rents, dated July 24, 1996, made by 527 Madison Holdings, as mortgagor, to Property Equity Corp., as mortgagee.

      o Amended and Restated Collateral Assignment of Income, Rents and Leases, dated July 24, 1996, made by 527 Madison Holdings to Property Equity Corp.

                                  EXHIBIT C

                             ASSUMPTION AGREEMENT

      ASSUMPTION AGREEMENT (the "Agreement") dated as of the 13th day of May, 1997 by CSTONE-527 MADISON, INC., having an office at c/o Cornerstone Properties Inc., 126 East 56th Street, New York, New York 10022 ("CStone").

                             W I T N E S S E T H:

      WHEREAS, 527 Madison Holdings ("527") is the obligor under that certain Amended and Restated Demand Note, dated July, 24, 1996 from 527, as maker, in favor of Property Equity Corp. ("PEC"), as payee, in the original principal amount of $35,000,000, which Note was amended by that certain Note Modification Agreement, dated as of February 13, 1997 between 527, as borrower, and Bankers Trust Company ("Lender"), as lender (the "Note"). The Note is secured by, among other things, that certain Amended and Restated Consolidated First Mortgage, Spreader, Modification, Extension, Consolidation and Security Agreement and Assignment of Rents, dated July 24, 1996, between 527 and PEC. recorded August 1, 1996 in the New York City Register's Office in Reel 2351, Page 221, which Mortgage was amended by that certain Consolidated First Mortgage Modification Agreement dated February 13, 1997, between 527 and Lender (collectively the "Mortgage") which encumbers that certain property described on Exhibit A attached hereto and known as 527 Madison Avenue, New York, New York (the "Property"); and

      WHEREAS, CStone is the owner of the Property; and

      WHEREAS, CStone desires to assume the obligations of 527 under the Note and the Mortgage.

      NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt of which is hereby acknowledged, CStone agrees as follows:

      Assumption. Effective as of the day of year first written above, CStone hereby assumes all of the obligations of 527 Under the Note and the Mortgage.

         IN WITNESS WHEREOF, this Agreement as been duly executed by CStone as of the day and year first above written.

                              CSTONE-527 MADISON, INC.

                              By:
                                    -----------------------
                                    Name:
                                    Title:

                              By:
                                    -----------------------
                                    Name:
                                    Title:

STATE OF NEW YORK       )
                        ss.:
COUNTY OF NEW YORK      )

      On this 13th day of February, 1997 before me personally appeared ________________________ to me known, who, being by me duly sworn, did depose and say that he resides at ________________________ that he is a ________________________ of CSTONE-527 MADISON, INC., the corporation which signed the foregoing instrument and that he signed his name thereto as the act and deed of said corporation for the use and purpose therein mentioned.

                                    ----------------------------------
                                    Notary Public

STATE OF NEW YORK       )
                        ss.:
COUNTY OF NEW YORK      )

      On this 13th day of February, 1997 before me personally appeared ________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ________________________, that he is a ________________________ of CSTONE-527 MADISON. INC.. the corporation which signed the foregoing instrument and that he signed his name thereto as the act and deed of said corporation for the use and purpose therein mentioned.

                                    ----------------------------------
                                    Notary Public